UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2016 (August 3, 2016)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (858) 353-5749

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into Material Definitive Agreement

On August 3, 2016, Tauriga Science, Inc., a Florida corporation (the “Company”), issued a $48,000 Convertible Debenture with an original issued discount in the amount of $8,000 to Group 10 Holdings LLC (the “Holder”). The Company received net proceeds of $40,000 from the Holder on August 4, 2016. As required by the Note, the Company issued 8,000,000 commitment shares of common stock to the Holder on August 4, 2016. The Note bears 12% interest per annum with a Default Interest Rate of the lesser of 18% or the maximum rate permitted under applicable law, effective as of the issuance date of the Note (“Default Interest Rate”.) If any event of default occurs, the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at Holder’s election, immediately due and payable in cash in the sum of (a) one hundred eighteen percent (118%) of the outstanding principal amount of the Note plus one hundred percent (100%) of accrued and unpaid interest thereon and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Note. After the occurrence of any event of default, the interest rate on the Note shall accrue at an interest rate equal the Default Interest Rate.

Subject to the approval of Holder for prepayments after one hundred eighty (180) days, the Company may prepay in cash all or any portion of the principal amount of the Note and accrued interest thereon, with a premium, as set forth below (each a “Prepayment Premium”), upon ten (10) business days prior written notice to Holder. Holder shall have the right to convert all or any portion of the principal amount and accrued interest thereon during such ten (10) business day notice period. The amount of each Prepayment Premium shall be as follows: (a) one hundred forty-five percent (145%) of the prepayment amount if such prepayment is made at any time from the issuance date until the maturity date.

The Holder shall have the right, but not the obligation, at any time after the issuance date and until the maturity date, or thereafter during an event of default, to convert all or any portion of the outstanding principal amount, accrued interest and fees due and payable thereon into fully paid and non-assessable shares of common stock of the Company at the conversion price, (the “Conversion Shares”) which shall mean the lesser of (a) sixty percent (60%) multiplied by the lowest closing price during the thirty-five (35) trading days prior to the notice of conversion is given (which represents a discount rate of forty percent (40%)) or (b) one-half of a penny ($0.005.)

If the market capitalization of the Company is less than two million dollars ($2,000,000) on the day immediately prior to the date of the notice of conversion, then the conversion price shall be twenty-five percent (25%) multiplied by the lowest closing price during the thirty-five (35) trading days prior to the date a notice of conversion is given (which represents a discount rate of seventy-five percent (75%)). Additionally, if the closing price of the Company’s common stock on the day immediately prior to the date of the notice of conversion is less than two-tenths of a penny ($0.002) then the conversion price shall be twenty-five percent (25%) multiplied by the lowest closing price during the thirty-five (35) trading days prior to a notice of conversion is given (which represents a discount rate of seventy-five percent (75%)).

The Note also contains a most favored nations status provision whereby the Company or any of its subsidiaries issue any security (in an amount under one million dollars ($1,000,000)) with any term more favorable to the Holder such more favorable term, at Holder’s option, shall become a part of the transaction documents with Holder.

At all times during which the Note is outstanding, the Company shall reserve and keep available from its authorized and unissued shares of common stock (the “Share Reserve”) for the sole purpose of issuance upon conversion of the Note and payment of interest on the Note, free from preemptive rights or any other actual or contingent purchase rights of persons other than Holder, not less than five times the aggregate number of shares of the commons stock that shall be issuable the conversion of the outstanding principal amount of the Note and payment of interest hereunder. Initially, the Share Reserve shall be equal to one hundred fifty million (150,000,000) shares. The Holder may request bi-monthly increases to reserve such amounts based on a conversion price equal to the lowest closing price during the preceding thirty-five (35) day. The Company agrees that it will take all such reasonable actions as may be necessary to assure that the Conversion Shares may be issued. The Company agrees to provide Holder with confirmation evidencing the execution of such share reservation within fifteen (15) business days from the issuance date.

The Holder may provide the transfer agent with written instructions to increase the Share Reserve in accordance therewith in the event of: (a) closing price of the Company’s common stock is less than $0.002 for three (3) consecutive trading days; or (b) the Company’s issued and outstanding shares of common stock is greater than seventy of their authorized shares. Then the Share Reserve shall increase to the number of shares of common stock equal to the five (5) times the value of the outstanding principal amount plus accrued interest.

Further, as part of the terms of the Note the Company agrees that it will not incur further indebtedness other than (a) lease obligations and purchase money indebtedness of up to one hundred thousand dollars, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (c) indebtedness that (i) is expressly subordinate to the Note pursuant to a written subordination agreement with Holder that is acceptable to Holder in its sole and absolute discretion and (ii) matures at a date sixty (60) days later than the maturity date, (d) trade payables and other accounts payable of the Company incurred in the ordinary course of business in accordance with GAAP and not evidenced by a promissory note or other security, and (e) indebtedness existing on the date hereof and set forth on the Balance Sheet dated September 30, 2015, provided that (x) the terms of such indebtedness are not changed from the terms in effect as of the most recent balance sheet date, and (y) any such indebtedness which is for borrowed money is not due and payable until after August 3, 2017.

The foregoing description of the Note is qualified in its entirety by reference to the provisions of the form of the Note filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

The shares of common stock underlying the Note will be issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares to be purchased in the offering will be “restricted” in accordance with Rule 144 of the Securities Act and the Holder is “accredited” as defined under the Securities Act. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy common stock.

Item 8.01. Other Events.

On August 4, 2016, the Company issued a press release regarding the financing. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1*	$48,000 Convertible Debenture issued by Tauriga Sciences, Inc. to Group 10 Holdings LLC on August 3, 2016.

99.1*	Press release dated August 4, 2016.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2016

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer